State Bank Financial Corporation 2015 KBW Community Bank Investor Conference July 2015

2 Cautionary Note Regarding Forward-Looking Statements Certain statements contained in this presentation that are not statements of historical fact are forward-looking statements. These forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of the words “will,” “expect,” “anticipate,” and “project,” as well as similar expressions. These forward-looking statements include statements related to our revenue trends (slide 11) and the anticipated results of our focus on efficiency (slide 12). In the course of management’s discussion of this presentation, they may address other forward-looking topics, including expected cost savings related to our recent acquisitions, the sustainability of our core operating franchise, the strength of our credit metrics on our organic loans, the opportunity to use the mortgage and SBA platforms from our recent acquisitions, the growth of our payroll business, our projected growth, continued improvement in our deposit funding mix, our well-positioned franchise, our execution of strategic priorities, our anticipated future financial performance, and management’s long-term performance goals, as well as statements relating to the anticipated effects on results of operations and financial condition from expected developments or events, including projections of future accretion on loans, anticipated internal growth, and plans to establish or acquire banks or the assets of failed banks. These forward-looking statements involve significant risks and uncertainties that could cause our actual results to differ materially from those anticipated in such statements. Potential risks and uncertainties include the following: • negative reactions to our recent acquisitions by the customers, employees and counterparties of the acquired banks, or difficulties related to the transition of services; • general economic conditions (both generally and in our markets) may be less favorable than expected, which could result in, among other things, a deterioration in credit quality, a reduction in demand for credit and a decline in real estate values; • a general decline in the real estate and lending markets, particularly in our market areas, could negatively affect our financial results; • costs or difficulties related to the integration of the banks we have acquired or may acquire may be greater than expected; • restrictions or conditions imposed by our regulators on our operations may make it more difficult for us to achieve our goals; • legislative or regulatory changes, including changes in accounting standards and compliance requirements, may adversely affect us; • competitive pressures among depository and other financial institutions may increase significantly; • changes in the interest rate environment may reduce margins or the volumes or values of the loans we make or have acquired; • other financial institutions have greater financial resources and may be able to develop or acquire products that enable them to compete more successfully than we can; • our ability to attract and retain key personnel can be affected by the increased competition for experienced employees in the banking industry; • adverse changes may occur in the bond and equity markets; • war or terrorist activities may cause deterioration in the economy or cause instability in credit markets; • economic, governmental or other factors may prevent the projected population, residential and commercial growth in the markets in which we operate; and • we will or may continue to face the risk factors discussed from time to time in the periodic reports we file with the SEC. For these forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this report. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. See Item 1A, Risk Factors, in our Annual Report on Form 10-K for the most recently ended fiscal year, for a description of some of the important factors that may affect actual outcomes.

3 State Bank Financial Corp. Profile Source: SNL Financial Note: Financial metrics as of 6/30/15; market share ranking as of 6/30/14 Atlanta Macon Warner Robins Augusta STBZ Headquartered in Atlanta, GA Deposit Market Share MSA Deposits ($000s) Market Share (%) Rank Atlanta 1,221,623 .94 13 Macon 838,922 29.0 1 Augusta 417,951 5.5 8 Warner Robins 241,700 15.7 2 26 Branches in 4 MSAs Total Assets $3.30 billion TCE Ratio 14.8% Total Loans $2.04 billion Cost of Funds .29% Total Deposits $2.74 billion Dividend Yield 1.11% Total Equity $523 million Market Cap. $776 million

4 State Bank Financial Corp. Highlights STBZ Profile  $3.3 billion in assets with 26 branches in Atlanta, Middle Georgia and Augusta  5th highest deposit market share in Georgia among Georgia-based banks  5th highest market cap among publicly traded Georgia-based banks  Low cost transaction-based funding driven by commercial relationships in metro markets Management Depth  State Bank Executive Officers average 30 years of banking experience, substantially all of which is within the local Georgia markets the company serves  Senior management has a healthy balance of community bank and regional bank experience  Management team with a track record of successful acquisitions / integrations and building long-term shareholder value Low Risk Profile  Capital levels to support growth and opportunistic transactions  Low cost core deposits  Solid credit metrics  Strong infrastructure in operations, compliance and risk management  Asset-sensitive balance sheet

5 Acquisition History 2009 – 2011 2012 2014 2015 2015 12 FDIC-assisted acquisitions Total Assets: $3.9 billion Total Deposits: $3.6 billion Total Assets: $186 million Total Deposits: $148 million Total Assets: $517 million Total Deposits: $422 million Payroll Services Company Independent Insurance Agency

Deposit Market Share

STATE BANK Financial Corporation

- Opportunity for differentiation in Atlanta, as 75% of the market is dominated by large regional / national competitors
- Mature franchise with leading combined market share in middle Georgia (Macon and Warner Robins)

Atlanta MSA

Rank	Company	HQ State	Number of Branches	June 2014 Deposits ($000s)	June 2014 Market Share (%)
1	SunTrust Banks Inc.	GA	166	34,822,284	26.8
2	Wells Fargo & Co.	CA	196	26,377,193	20.3
3	Bank of America Corp.	NC	139	23,950,719	18.4
4	BB&T Corp.	NC	89	7,657,337	5.9
5	Synovus Financial Corp.	GA	43	3,982,474	3.1
6	Regions Financial Corp.	AL	70	3,310,360	2.6
7	Community & Southern Hldgs Inc	GA	34	2,202,617	1.7
8	JPMorgan Chase & Co.	NY	83	2,187,460	1.7
9	Fidelity Southern Corp.	GA	36	2,172,664	1.7
10	United Community Banks Inc.	GA	36	2,148,788	1.7
13	State Bank Financial Corp.	GA	7	1,221,623	0.9
	Total For Institutions In Market		**1,291**	**129,912,998**	

Augusta MSA

Rank	Company	HQ State	Number of Branches	June 2014 Deposits ($000s)	June 2014 Market Share (%)
1	Wells Fargo & Co.	CA	21	1,563,408	20.6
2	Southeastern Bank Finl Corp.	GA	12	1,535,260	20.2
3	SunTrust Banks Inc.	GA	8	712,613	9.4
4	Bank of America Corp.	NC	9	664,313	8.8
5	Security Federal Corp.	SC	10	590,418	7.8
6	First Citizens BancShares Inc.	NC	14	493,365	6.5
7	Regions Financial Corp.	AL	15	486,965	6.4
8	State Bank Financial Corp.	GA	7	417,951	5.5
9	Queensborough Co.	GA	10	348,741	4.6
10	Synovus Financial Corp.	GA	2	158,217	2.1
	Total For Institutions In Market		**130**	**7,590,316**	

Macon MSA

Rank	Company	HQ State	Number of Branches	June 2014 Deposits ($000s)	June 2014 Market Share (%)
1	State Bank Financial Corp.	GA	11	838,922	29.0
2	SunTrust Banks Inc.	GA	8	471,596	16.3
3	BB&T Corp.	NC	9	463,188	16.0
4	Bank of America Corp.	NC	8	272,820	9.4
5	Wells Fargo & Co.	CA	4	247,998	8.6
6	CertusHoldings Inc.	GA	3	156,413	5.4
7	Capital City Bank Group Inc.	FL	6	86,819	3.0
8	United Bank Corp.	GA	2	85,877	3.0
9	Morris State Bancshares Inc.	GA	1	76,893	2.7
10	Persons Banking Co.	GA	1	58,517	2.0
	Total For Institutions In Market		**64**	**2,888,807**	

Warner Robins MSA

Rank	Company	HQ State	Number of Branches	June 2014 Deposits ($000s)	June 2014 Market Share (%)
1	Synovus Financial Corp.	GA	6	337,449	22.0
2	State Bank Financial Corp.	GA	3	241,700	15.7
3	SunMark Bancshares Inc.	GA	4	178,545	11.6
4	Bank of America Corp.	NC	2	140,190	9.1
5	SunTrust Banks Inc.	GA	4	133,739	8.7
6	BB&T Corp.	NC	5	115,993	7.6
7	Persons Banking Co.	GA	2	100,156	6.5
8	Wells Fargo & Co.	CA	2	87,516	5.7
9	Mid State Banks Inc.	GA	3	73,713	4.8
10	CertusHoldings Inc.	GA	1	59,105	3.9
	Total For Institutions In Market		**36**	**1,535,413**	

Source: SNL Financial; market share ranking of banks and thrifts as of 6/30/14

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7 Market Contribution Atlanta 45% Macon 31% Augusta 15% Warner Robins 9% Deposits by Market 1 Includes organic and purchased non-credit impaired loans Note: Deposits as of 6/30/14; loans outstanding as of 6/30/15 Loans Outstanding by Market 1 Atlanta 48% Macon 7% Augusta 16% Warner Robins 3% Other GA 7% Outside GA 20%

2Q15 Results Summary

STATE BANK
Financial Corporation

- 2Q15 net loss of $2.0 million, due to one-time after-tax charge of $8.9 million related to early termination of loss share agreements
- 2Q15 operating income of $7.7 million, or $.20 per diluted share
- Continued growth in key noninterest income initiatives
- Total loan growth of $42 million during 2Q15, including purchased loan run-off
- Noninterest-bearing deposits comprise nearly 28% of total deposits
- Increased 2Q15 dividend to $.06 per common share

Income Statement Highlights			
(dollars in thousands, except per share data)	2Q15	1Q15	2Q14
Interest income on loans	$23,174	$21,498	$15,416
Accretion income on loans	8,365	16,069	17,087
Interest income on invested funds	4,037	3,629	2,533
Total interest income	35,576	41,196	35,036
Interest expense	1,972	1,979	1,846
Net interest income	33,604	39,217	33,190
Provision for loan losses	64	3,193	701
Net interest income after provision for loan losses	33,540	36,024	32,489
Noninterest income	9,328	10,257	3,348
Amortization of FDIC receivable	(492)	(1,448)	(1,949)
Operating noninterest expense	30,047	29,592	21,794
Operating income before taxes	12,329	15,241	12,094
Operating income tax expense	4,618	5,729	4,415
Operating income	**7,711**	**9,512**	**7,679**
Nonoperating expenses, net of tax benefit	(9,732)	(308)	(172)
Net income (loss) available to common shareholders	($2,021)	$9,204	$7,507
Diluted net income (loss) per share	(.06)	.25	.22
Dividends per share	.06	.05	.04
Tangible book value per share	13.51	13.70	13.58
Balance Sheet Highlights (period-end)			
Total Loans	$2,042,186	$2,000,189	$1,441,606
Organic	1,524,286	1,433,468	1,230,304
Purchased non-credit impaired	340,539	375,874	-
Purchased credit impaired	177,361	190,847	211,302
Total assets	3,300,308	3,351,908	2,585,805
Noninterest-bearing deposits	762,100	691,938	461,434
Total deposits	2,736,285	2,777,935	2,115,213
Shareholders' equity	522,984	529,246	448,307

Notes: Consolidated financial results for 2Q 2015 contained throughout this presentation are unaudited; numbers may not add due to rounding.
Includes certain financial information determined by methods other than in accordance with GAAP (for more information, refer to Table 2 on page 7 of the 2Q15 earnings press release).

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9  Record originations in 2Q15 offset by significantly higher paydowns compared to the first quarter of 2015  Loan portfolio diversification benefited from percentage growth in non-CRE loans outpacing CRE percentage growth over past 12 months Retail 24% Multifamily 15% Office 14% Residential 12% Hospitality 10% Land/Lots 10% Industrial 6% Sr Housing 3% Restaurants 2% Other 4% 2Q15 Loan Portfolio Loan Portfolio 1 CRE Composition 1 ($ i n mi llio n s) 0 50 100 150 200 250 300 350 400 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 Organic New Loan Fundings vs. Paydowns 2 New Loan Fundings Paydowns 1 Includes organic and purchased non-credit impaired loans 2 Organic loans; excludes purchased loans Note: New loan originations include new loans funded and net loan advances on existing commitments. Paydowns include payoffs, amortization and principal payments. Other CRE 39% Residential Constr 8% Comm Constr 11% Land/Dev 6% Owner- occupied RE 15% Residential RE 11% Comm/finan 8% Leases 1% Consumer 1%

10 Improving Funding Mix  Continued focus on increasing transaction deposits, which include NIB demand deposits and IB transaction accounts  Noninterest-bearing demand deposits make up nearly 28% of total deposits  Total cost of funds of 29 bps, flat versus the prior quarter and down 6 bps from the prior year period ($ i n mi llio n s) 0 200 400 600 800 1,000 1,200 1,400 1Q10 2Q 3Q 4Q 1Q11 2Q 3Q 4Q 1Q12 2Q 3Q 4Q 1Q13 2Q 3Q 4Q 1Q14 2Q 3Q 4Q 1Q15 2Q Transaction Deposit Accounts Noninterest-bearing Interest-bearing NIB 28% IB Transaction 18% Savings & MMA 38% CDs 13% Brokered/ Wholesale 3% 2Q15 Deposit Composition NIB 22% IB Transaction 18% Savings & MMA 42% CDs 13% Brokered/ Wholesale 5% 2Q14

11 1 Excludes accretion income on loans 2 Excludes (amortization)/accretion of FDIC receivable; other noninterest income excludes prepayment fees and gain on securities  Total interest income of $27.1mm, excluding accretion, is up $9.2mm, or 52%, from 2Q14  Compounded quarterly growth rate of 8.7% over past five quarters  Focus on deploying cash into securities over past 12 months led to $1.5mm increase in investment income since 2Q14 ($ i n t h o u sa n d s) ($ i n t h o u sa n d s) 10,000 15,000 20,000 25,000 30,000 2Q14 3Q14 4Q14 1Q15 2Q15 Interest Income 1  Noninterest income of $9.3mm in 2Q15, excluding indemnification asset (amortization)/accretion  Combined mortgage production of over $163mm in the second quarter, leading to $3.5mm in fee income  SBA team production of $13.4mm in 2Q15, leading to total SBA income of $1.4mm  Payroll fee income increased 16% year-over-year Strong Growth in Noninterest Income Key Initiatives Interest Income Replacing Accretion Strong Revenue Trends 0 2,000 4,000 6,000 8,000 10,000 12,000 2Q14 3Q14 4Q14 1Q15 2Q15 Noninterest Income 2 Other NII Mortgage SBA Payroll

12 Focus on Efficiency  Full integration of Bank of Atlanta complete; anticipate First Bank of Georgia integration will be complete in 4Q15  Immediate personnel reduction in special assets with early termination of loss share  Annualized salary savings of $2.2mm related to early termination and other efficiency actions from 2Q15 will be recognized in future periods  Recorded approximately $876 thousand of merger-related expenses and $443 thousand of severance expenses in the second quarter  Further efficiency initiatives under review 2.00% 2.20% 2.40% 2.60% 2.80% 3.00% 3.20% 3.40% 3.60% 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 (Noninterest Expense – Noninterest Income 1 ) / Average Assets 1 Excludes (amortization)/accretion of FDIC receivable

13 ($ i n t h o u sa n d s) Asset Quality  Past due organic loans represent .08% of total organic loans  Total NPAs of $4.8mm as of 2Q15, representing .31% of organic loans and OREO  OREO balances decreased 11% in 2Q15  Allowance to organic loans is 1.29% at the end of 2Q15 N PA s / Orga n ic L o an s 1 Total past due loans include 30 – 89 day and 90+ day loans past due ($ i n t h o u sa n d s) 0 10,000 20,000 30,000 40,000 2Q14 3Q14 4Q14 1Q15 2Q15 Total OREO Balances 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 0 2,000 4,000 6,000 8,000 10,000 2Q14 3Q14 4Q14 1Q15 2Q15 Organic Nonperforming Assets NPLs OREO NPAs / Organic Loans 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 2Q14 3Q14 4Q14 1Q15 2Q15 Organic Past Due Loan Ratio 1 Past Due Loans / Organic Loans

14 State Bank Financial Corp. STBZ Profile  $3.3 billion in assets with 26 branches in Atlanta, Middle Georgia and Augusta  5th highest deposit market share in Georgia among Georgia-based banks  5th highest market cap among publicly traded Georgia-based banks  Low cost transaction-based funding driven by commercial relationships in metro markets Management Depth  State Bank Executive Officers average 30 years of banking experience, substantially all of which is within the local Georgia markets the company serves  Senior management has a healthy balance of community bank and regional bank experience  Management team with a track record of successful acquisitions / integrations and building long-term shareholder value Low Risk Profile  Capital levels to support growth and opportunistic transactions  Low cost core deposits  Solid credit metrics  Strong infrastructure in operations, compliance and risk management  Asset-sensitive balance sheet